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                                                                     EXHIBIT 3.5

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                  An Unlimited Company having a Share Capital

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                           MEMORANDUM OF ASSOCIATION

                                      of

                                 TIOXIDE GROUP

              (Adopted by Written Resolution dated 29 June 1999)

                    ______________________________________


1.   The name of the Company is "Tioxide Group"/1/.

2.   The Registered office of the Company will be situated in England and Wales.

3. Subject to clause 4 below, the objects for which the Company is established are:

(A)  In any part of the world to do all or any of the following things:

     (1) To promote the production and use of titanium, zinc, lead and other metals or their compounds, derivatives and alloys and in particular titanium pigments, composite pigments and all other pigments.

     (2) To carry on all kinds of research work incident or relating to the production and use of titanium, zinc, lead and other metals and their alloys and compounds and prepare for market all such articles and things, and generally to carry on all kinds of metallurgical operations.


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/1/ (a)  The Company's name was changed to British Titan Limited on 1st
January 1971.

    (b) The Company's name was changed to Tioxide Group Limited on 29th December 1975.

    (c) The Company's name became Tioxide Group PLC upon it having re-registered as a public limited company on 15th October 1981.

    (d) The Company's name became Tioxide Group Limited upon it having re-registered as a private limited company on 1st October 1991.

    (e) The Company's name became Tioxide Group upon it having re-registered as an unlimited company on 29 June 1999.
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     (3)  To carry on the business of manufacturing chemists and of manufacturers, producers of and dealers in sulphuric and other acids, alkalis and chemicals and chemical substances of every description.

     (4) To explore, erect, exercise, develop, finance and turn to account all kinds of processes for the production of titanium, zinc, lead and other metals and their compounds and alloys and all kind of plant and machinery for the production of the same and for any such purpose to buy or otherwise acquire buildings, plant, machinery, appliances and tools.

     (5) To search for, prospect, examine and explore mines and ground in any part of the world and to obtain information in regard to mines, mining claims, mining districts and localities; to acquire, take on lease or concession or otherwise to acquire any interest therein, and to hold, sell, dispose of and deal with any property supposed to contain titanium, zinc, lead or other metals or minerals and undertakings connected therewith.

     (6) To carry on the business of roasters, smelters, refiners, rollers, galvanisers, and manufacturers of and dealers in titanium, zinc, lead, and other metals and all by-products thereof.

     (7) To institute, enter into, carry on, assist or participate in such mining, metallurgical, manufacturing, agricultural, commercial, industrial and other operations, trades, businesses and undertakings as may seem to the Company capable of being conveniently carried on in connection with any of the objects of the Company or which may be calculated directly or indirectly to enhance the value of or render profitable any of the Company's property or rights.

(B) To acquire by purchase, exchange, subscription or otherwise, howsoever, and to hold or dispose of the whole or any portion of the share or loan capital or the assets or undertaking of any company, association, firm or person for the time being engaged, concerned, or interested in any of the trades or businesses which this Company is authorised to carry on and to subsidise or assist in any manner any such company as aforesaid and to make and do or assist in making or doing such arrangements and things as may be considered desirable with a view to the extension or the economical or profitable conduct of the business of any such company or calculated to promote the success thereof and generally to exercise the rights, enjoy the privileges, and fulfil the obligations as holders of shares or loan capital in any such company.

(C) To purchase, acquire, rent, build, construct, equip, execute, carry out, improve, work, develop, administer, maintain, manage or control in any part of the world works and conveniences of all kinds, including therein roads, ways, railways, tramways, carrying or transport undertakings, by land, water, or air, stations, aerodromes, docks, harbours, piers, wharves, canals, reservoirs, water rights, waterworks, watercourses, bridges, flumes, irrigations, embankments, hydraulic works, drainage, iron, steel ordnance, engineering and improvement works, gasworks, electrical works, telegraphs, telephones, cables, timber rights, saw-mills, paper and pulp mills, crushing mills, smelting works,
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     quarries, collieries, coke ovens, foundries, furnaces, factories, warehouses, hotels, viaducts, aqueducts, markets, exchanges, mints, ships, lighters, postal services, newspapers and other publications, breweries, stores, shops, churches, chapels, public and private buildings, residences, places of amusement, recreation or instruction, or any other works, whether for the purposes of the Company or for sale or hire to or in return for any consideration from any other company or persons and to contribute to or assist in the carrying out or establishment, construction, maintenance, improvement, management, working, control or superintendence thereof respectively, provided that no telegraph, telephone and postal business shall be carried on in the United Kingdom without the licence of the British Government.

(D) To manufacture, produce and deal in all kinds of articles and things required for the purposes of or produced by any such business as aforesaid or commonly dealt in by persons engaged in any such business, and all substitutes for any of the articles and things above mentioned.

(E) To subscribe for, underwrite, purchase, or otherwise acquire, and to hold, dispose of, and deal with the shares, stocks, securities and evidences of indebtedness or the right to participate in profits or other similar documents issued by any government, authority, corporation or body, or by any company, association or body of persons, and any options or rights in respect thereof, and to buy and sell foreign exchange.

(F) To co-ordinate, finance and manage all or any part of the operations of any company which is a subsidiary company of or otherwise under the control of the Company and generally to carry on the business of a holding company.

(G) To purchase or otherwise acquire for any estate or interest, any property, assets, or any concessions, licences, grants, patents, trade marks or other exclusive or non-exclusive rights of any kind which may appear to be necessary or convenient for any business of the Company, and to develop and turn to account and deal with the same in such manner as may be thought expedient, and to make experiments and tests and to carry on all kinds of research work.

(H) To raise or borrow money and to receive deposits in such manner as the board of directors thinks fit.

(I) To draw, make, accept, endorse, discount, negotiate, execute and issue promissory notes, bills of exchange, bills of lading, warrants, debentures and other negotiable and transferable instruments.

(J) To mortgage, charge, pledge or give liens or other security over the whole or any part of the Company's undertaking, property and assets (whether present or future), including its uncalled capital, for its own obligations or the obligations of any company which is a direct or indirect subsidiary or affiliate of Huntsman ICI Chemicals LLC on such terms and conditions as the board of directors thinks fit.
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(K)  To draw, make, accept, endorse, discount, negotiate, execute, and issue, and to buy, sell and deal in bills of exchange, promissory notes, and other negotiable or transferable instruments.

(L) To amalgamate or enter into partnership or any joint purse or profit-sharing arrangement with, and to co-operate in any may with or assist or subsidise any company, firm or person.

(M) To promote or concur in the promotion of any company, the promotion of which shall be considered desirable.

(N) To lend or advance money and to give credit and to enter (whether gratuitously or otherwise) into guarantees or indemnities of all kinds, and whether secured or unsecured, whether in respect of its own obligations or those of Huntsman ICI Chemicals LLC or those of any company which is a direct or indirect subsidiary or affiliate of Huntsman ICI Chemicals LLC and on such terms and conditions as the board of directors thinks fit.

(O) To the extent permitted by law, to give financial assistance for the purpose of the acquisition of shares of the Company or any company which is a holding company thereof or for the purpose of reducing or discharging a liability incurred for the purpose of such an acquisition and to give such assistance by means of gift, loan, guarantee, indemnity, the provision of security or otherwise.

(P) To sell, lease, grant licences, easements and other rights over, and in any other manner deal with or dispose of, the undertaking, property, assets, rights and effects of the Company or any part thereof for such consideration as may be thought fit, and in particular for stocks, shares or securities of any other company, whether fully or partly paid up.

(Q)  To undertake and transact all kinds of trust and agency business.

(R) To establish competitions, and to offer and grant prizes, rewards and premiums, and to provide for and furnish or secure to any Members or customers of the Company, or to the holders of any coupons or tickets issued by or for the Company, any chattels, conveniences, advantages, benefits or special privileges which may seem expedient, and either gratuitously or otherwise and generally to adopt such means of making known, the products of the Company and pushing the sale thereof as may seem expedient.

(S) To take all necessary or proper steps in Parliament or with the authorities, national, local municipal or otherwise, of any place in which the Company may have interests, and to carry on any negotiations or operations for the purpose of directly or indirectly carrying out the objects of the Company or effecting any modification in the constitution of the Company or furthering the interest of its Members, and to oppose any such steps taken by any other company, firm or person which may be considered likely directly or indirectly to prejudice the interests of the Company or its Members.
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(T)  To procure the registration or incorporation of the Company in or under the laws of any place outside England.

(U) To subscribe or guarantee money for any national, charitable, benevolent, public, general or useful object or for any exhibition, or for any purpose which may be considered likely, directly or indirectly, to further the objects of the Company or the interests of its Members, employees or their dependants.

(V) To grant pensions or gratuities to any employees or ex-employees of the Company or of any company in which the Company may be interested or their predecessors in business, or the relations, connections or dependants of any such persons, and to establish or support associations, institutions, clubs, funds and trusts, or to make donations and gifts which may be considered calculated to benefit any such persons or otherwise advance the interests of the Company or of its Members, and to establish and contribute to any scheme for the purchase by trustees of shares or securities of the Company or any such other company as aforesaid to be held for the benefit of the Company's employees and to lend money to the Company's employees to enable them to purchase houses or shares or securities of the Company and to formulate and carry into effect any scheme for sharing the profits of the Company with its employees or any of them.

(W) To distribute among the Members of the Company in specie any property of the Company.

(X) To do all or any of the things and matters aforesaid in any part of the world, and either as principals, agents, contractors, trustees or otherwise, and by or through trustees, agents or otherwise, and either alone or in conjunction with others.

(Y) To do all such other things as may be considered to be incidental or conducive to the above objects or any of them.

4. And it is hereby declared that the objects of the Company as specified in each of the foregoing paragraphs of this clauses (except only if and so far as otherwise expressly provided in any paragraph) shall be separate and distinct objects of the Company and shall not be in anywise limited by reference to any other paragraph or the order in which the same occur or the name of the Company. However, with the exception of paragraphs (F), (J) and (N), the Company shall only be permitted to undertake any of the objects and matters referred to in clause 3 to the extent the same is incidental to the attainment of all or any of the objects stated in paragraphs (F), (J) and (N).
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WE, the several persons whose names and addresses are subscribed, are desirous of being formed into a Company, in pursuance of this Memorandum of Association, and we respectively agree to take the number of shares in the capital of the Company set opposite our respective names.

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NAMES, ADDRESSES AND DESCRIPTIONS OF SUBSCRIBERS              Number of Shares
                                                              taken by each
                                                              Subscriber
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FRANK A CREW, 95 Gresham Street, London EC2                   One
Incorporated Accountant

F MORRELL GILDER, 95 Gresham Street, London EC2               One
Chartered Secretary
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                       Dated the 21st day of July, 1930
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Witness to the above Signatures:

               H HILLIARD ATTERIDGE

               2 Bond Court, Walbrook, London EC4
               Solicitor